                                                                     EXHIBIT 11

                               KMART CORPORATION
                INFORMATION ON COMPUTATION OF PER SHARE EARNINGS

($ Millions, except per share data)                                                     13 Weeks Ended           39 Weeks Ended
                                                                                      --------------------    ---------------------
                                                                                      Oct. 30,    Oct. 25,    Oct. 30,     Oct. 25,
                                                                                        1996        1995        1996         1995
                                                                                      --------    --------    --------     --------
I.  Earnings per common and common equivalent share:

     Income (loss) from continuing retail operations                                  $      9    $   (118)   $      5     $   (121)
     Less-Series C convertible preferred shares dividend declared                            -          (2)          -           (6)
                                                                                      --------    --------    --------     --------

     (a) Adjusted income (loss) from continuing retail operations                            9        (120)          5         (127)
     (b) Discontinued operations, net of income taxes                                        -           1           -           (1)
     (c) Disposal of discontinued operations, net of income taxes                            -          48         (61)         (29)
                                                                                      --------    --------    --------     --------

     (d) Adjusted net income (loss)                                                   $      9    $    (71)   $    (56)    $   (157)
                                                                                      ========    ========    ========     ========

     Weighted average common shares outstanding                                          484.0       459.4       483.3        459.1

     Common shares assumed issued and repurchased, net                                     2.9         0.7         2.3          0.2
                                                                                      --------    --------    --------     --------

     (e) Applicable common shares, as adjusted                                           486.9       460.1       485.6        459.3
                                                                                      ========    ========    ========     ========

     Earnings per common and common equivalent share:

     Adjusted income (loss) from continuing retail operations (a)/(e)                 $   0.02    $  (0.26)   $   0.01     $  (0.28)
     Discontinued operations, net of income taxes (b)/(e)                                    -        0.00           -        (0.00)
     Disposal of discontinued operations, net of income taxes (c)/(e)                        -        0.10       (0.13)       (0.06)
                                                                                      --------    --------    --------     --------
     Net income (loss) (d)/(e)                                                        $   0.02    $  (0.15)   $  (0.12)    $  (0.34)
                                                                                      ========    ========    ========     ========

II. Earnings per common and common equivalent share assuming full dilution:

     (f) Income (loss) from continuing retail operations                              $      9    $   (118)   $      5     $   (121)
     Less- Convertible Preferred Securities dividend                                        12           -          19            -
     (g) Discontinued operations, net of income taxes                                        -           1           -           (1)
     (h) Disposal of discontinued operations, net of income taxes                            -          48         (61)         (29)
                                                                                      --------    --------    --------     --------

     (i) Adjusted net income (loss)                                                   $     21    $    (69)   $    (37)    $   (151)
                                                                                      ========    ========    ========     ========

     Weighted average common shares outstanding                                          484.0       459.4       483.3        459.1
     Weighted average Series C convertible preferred shares outstanding                      -        13.1           -         13.1
     Convertible Preferred Securities                                                     66.7           -        33.0            -

     Common shares assumed issued and repurchased, net                                     2.9         0.7         2.3          0.5
                                                                                      --------    --------    --------     --------

     (j) Applicable common shares, as adjusted                                           553.5       473.2       518.6        472.7
                                                                                      ========    ========    ========     ========

     Earnings per common and common equivalent share assuming full dilution:

     Income (loss) from continuing retail operations (f)/(j)                          $   0.04    $  (0.25)   $   0.05     $  (0.26)
     Discontinued operations, net of income taxes (g)/(j)                                    -        0.00           -        (0.00)
     Disposal of discontinued operations, net of income taxes (h)/(j)                        -        0.10       (0.13)       (0.06)
                                                                                      --------    --------    --------     --------

     Net income (loss) (i)/(j)                                                        $   0.04    $  (0.15)   $  (0.08)    $  (0.32)
                                                                                      ========    ========    ========     ========
                                                                                        (1)         (1)         (1)          (1)

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.